                                                                     Exhibit 32

                                  CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Home Federal Bancorp.
         Signed this sixth day of August 2004.

/s/ Lawrence E. Welker                  /s/ John K. Keach, Jr.
(Signature of Authorized Officer)       (Signature of Authorized Officer)

Lawrence E. Welker                      John K. Keach, Jr.
(Typed Name)                            (Typed Name)

Chief Financial Officer                 Chief Executive Officer
(Title)                                 (Title)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Home Federal Bancorp and will be retained by Home Federal Bancorp and furnished to the Securities and Exchange
Commission or its staff upon request.